UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 6, 2007

Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 6, 2007 the Board of Directors of Northrim BanCorp, Inc. approved and adopted Amendments to the Bylaws of Northrim BanCorp, Inc. to permit the Company’s compliance with new rules promulgated by NASDAQ to the effect that listed issuers’ securities must become eligible for a Direct Registration System ("DRS") effective January 1, 2008.

The Board of Directors approved and adopted Amendments to Article 7, Sections 7.1, 7.2, 7.3, and 7.4 of the bylaws of the Company to provide that some or all of any or all classes or series of the Company’s stock may be issued as uncertificated shares, to provide for conditions under which new certificates or uncertificated shares would be issued in the event of loss, as well as provide for the transfer of uncertificated shares and issuance of, upon shareholder request, either new equivalent uncertificated shares or a certificate representing equivalent uncertificated shares. The bylaws of the Company previously permitted only certificated shares to be issued. A copy of the Amended Bylaws of Northrim BanCorp, Inc. is filed as Exhibit 3.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable.

(b) Proforma financial information – not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

September 6, 2007	By:	R. Marc Langland

Name: R. Marc Langland
Title: Chairman, President & CEO

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Exhibit Index

Exhibit No.	Description

3.2	Amended Bylaws of Northrim BanCorp, Inc.